Exhibit 2.9


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                 DECORATE, INC.
                              (name of subsidiary)

                                      INTO

                                 DECORIZE, INC.
                                (name of parent)

                                  * * * * * * *

Decorize, Inc., a corporation organized and existing under the laws of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 28th day of June, 2001, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns all of the outstanding shares of the stock of Decorate, Inc. a corporation incorporated on the 28th day of March, 2001, pursuant to the General and Business Law of the State of Missouri.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous consent of its members filed wit the minutes of the Board on the 23rd day of July, 2001, determined to merge into itself said Decorate, Inc.:

"RESOLVED, that Decorize, Inc. merge, and it hereby does merge into itself Decorate, Inc. and assumes all of its obligations; and

FURTHER RESOLVED, that the merger shall be effective upon filing with the Secretary of State of Delaware.

FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Decorate, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anyway necessary or proper to effect said merger."

         IN WITNESS WHEREOF, said Decorize, Inc. has caused this Certificate to be signed by Jon Baker, its President, this 23rd day of July, 2001.


                                                     DECORIZE, INC.



                                                     By:  /s/ Jon Baker
                                                         --------------------
                                                         Jon Baker, President